                   AMENDMENT TO SECURITIES PURCHASE AGREEMENT


         This Amended Securities Purchase Agreement (this "Agreement") is entered into this 5th day of March, 1998, by and between LANXIDE CORPORATION, a Delaware corporation ("Lanxide") and COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation, ("COES").

                                    RECITALS:

         WHEREAS, Lanxide's subsidiary, Lanxide Performance, is a party to and borrower under (i) a Line of Credit Agreement with Commodore Applied Technologies, Inc., Lender, dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Credit Agreement"), (ii) a Line of Credit Promissory Note dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Note"), and (iii) a Security Agreement dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Security Agreement"); Lanxide is a guarantor of the aforementioned $1.5 Million Credit Agreement and $1.5 Million Note; the $1.5 Million Credit Agreement, Note, Security Agreement and Guaranty Agreement are hereinafter collectively referred to as the "Lanxide Performance $1.5 Million Loan Documents");

         WHEREAS, Lanxide Performance is a party to and borrower under a certain Line of Credit Agreement with COES dated November 13, 1996 in the amount of $3 Million (the $3 Million Credit Agreement"), a Line of Credit Promissory Note dated November 13, 1996 (the $3 Million Note"), a corresponding Security Agreement dated November 13, 1996 (the $3 Million Security Agreement"); Lanxide guaranteed the aforementioned $3 Million Credit Agreement, the $3 Million Note and $3 Million Security Agreement (the "Lanxide $3 Million Guaranty"); the aforementioned $3 Million Credit Agreement, the $3 Million Note, the $3 Million Security Agreement and the $3 Million Lanxide Guaranty are hereinafter collectively referred to as the "Lanxide Performance $3 Million Loan Documents");

         WHEREAS, Lanxide and COES are parties to a Securities Purchase Agreement dated the third day of July, 1997 (the "Securities Purchase Agreement") pursuant to which, inter alia, Lanxide granted to COES a warrant entitling COES or the holder to purchase up to 250,000 shares of Lanxide Series F Preferred Stock (the "Series F Preferred Stock") at an exercise price of $100 per warrant (the "Original Warrant"); and

         WHEREAS, certain individual stockholders of Lanxide entered into a "Voting Agreement" with Bentley J. Blum ("Blum"), Paul E. Hannesson ("Hannesson"), David Mitchell ("Mitchell"), Herbert Cohen ("Cohen") and Kenneth Adelman ("Adelman")

(collectively the "Proxy Holders") pursuant to which said Lanxide stockholders granted a proxy to the Proxy Holders to vote their shares in Lanxide.

         NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed as follows:

         1. Definitions. "Common Stock Warrant" shall mean the three (3) year warrant issued to COES on the execution and delivery date hereof entitling the holder to purchase up to 270,000 shares of Lanxide common stock, at an exercise price of $7.41 per warrant share, in substantially the form of Exhibit "A" annexed hereto.

         2. Cancellation of Share Purchase Right. The parties hereto acknowledge and agree that COES's right to purchase any additional shares of Series G Preferred Stock of Lanxide (the "Series G Preferred Stock"), as provided in
Section 2.2(c) and (d) of the Securities Purchase Agreement is hereby cancelled.

         3. Cancellation of Warrant. The parties hereto hereby agree that the Warrant which Lanxide issued to COES for the right to purchase any shares of preferred stock, as set forth in Section 2.3 of the Securities Purchase Agreement, is hereby cancelled.

         4. Board Action for Series F Preferred Stock; Consent to Employee Stock Option Plan; Consent to Landlord Warrant Modifications. Lanxide hereby covenants and agrees not to issue any shares of Series F Preferred Stock and shall take all necessary action as soon as practicable to cancel all Series F Preferred Stock, and COES hereby consents to such cancellation.

         COES hereby consents to the adoption by Lanxide of a stock option plan anticipated to be approved by Lanxide on or before March 31, 1998 (i) pursuant to which certain employees of Lanxide will be given five year options to acquire shares of Common Stock for an exercise price anticipated to be $1.00 per share and (ii) under which the aggregate number of shares to be reserved for issuance is not to exceed twenty-five percent (25%)of the issued and outstanding shares of Common Stock as of the date hereof on a fully diluted basis, including shares of Common Stock issuable under the Common Stock Warrant.

         COES hereby consents to Lanxide's modifications to an outstanding Warrant to acquire shares of Common Stock registered in the name of W.P. Carey & Co., Inc., or an affiliate thereof, which entity is Lanxide's landlord for its principal place of business, provided that such modifications do not (i) reduce the exercise price under such modified Warrant below $1.00 per share of Common Stock issuable upon exercise of such Warrant or (ii) increase the maximum number of shares of Common Stock issuable upon a exercise of such modified Warrant to a number that is greater than 31,000 shares.

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         5. Post-Closing Financing and Consummation. The parties hereto hereby acknowledge and agree that COES's duty to seek or obtain post-closing financing and/or to consumunate any of the transactions contemplated in the Securities Purchase Agreement not already consummated prior to the execution date hereof are hereby cancelled.

         6. Exchange of Shares of Series G Preferred Stock; Board Action for Series G Preferred Stock: Common Stock Warrant. Lanxide, in consideration for
(a) the terms and conditions of this Agreement, (b) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, shall (i) upon surrender to Lanxide of the share certificates representing COES' ownership of all shares of Series G Preferred Stock, issue share certificate(s), in such denominations and registered in such names as COES may reasonably request, representing ownership of a like number of shares of Lanxide's Preferred Stock, Series H, having terms and conditions set forth on Exhibit B hereto (the "Series H Preferred Stock"), (ii) following COES' surrender of the certificates representing its ownership of Series G Preferred Stock, cause its Board to cancel all Series G Preferred Stock, and COES hereby consents to such cancellation; and (iii) issue to COES (in such denominations as may reasonably be requested by COES) the Common Stock Warrant.

         7. Registration Rights. The following provisions replace the provisions set forth in Section 11 of the Securities Purchase Agreement:

         7.1 Piggyback Rights. If at any time following the date hereof, Lanxide shall file a registration statement (other than a registration statement on Form S-4, Form S-8, or any successor form) with the SEC while any Registrable Securities (as hereinafter defined) are outstanding, Lanxide shall give all the then holders of any Registrable Securities or securities which are convertible into or exercisable for Registrable Securities, including for this purpose, holders of the Registrable Securities (the "Eligible Holders") at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in. writing within 15 days after receipt of any such notice, Lanxide shall, at Lanxide's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts or commissions, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise Lanxide in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Lanxide would adversely affect the distribution of such securities by Lanxide for its own account, then the underwriters shall have the right to exclude any or all of the securities that the Eligible Holders or other prospective seller requested to be included in such public offering; provided,

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however, that such exclusion shall be made pro rata among the Eligible Holders and the other stockholders of Lanxide that have registration rights or have otherwise requested to participate on a piggyback basis in such public offering in proportion to the respective number of shares of securities which were requested to be included in such public offering. As used herein, "Registrable Securities" shall mean the shares of Lanxide Common Stock issuable upon full or partial exercise of the Warrant, which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the 1933 Act.

         7.2 If at any time following COES's completion of its purchase and payment for any of the 270,000 Shares of Common Stock, Lanxide shall receive a written request, from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding or issuable would own) at least 50% of the Registrable Securities then included (or upon such exercises would be included) in the Registrable Securities (the "Majority Holders"), to register the sale of all or part of such Registrable Securities, Lanxide shall, as soon as reasonably practicable, but in any event within 180 days of Lanxide's receipt of a written request from the Eligible Holders, prepare and file with the SEC a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective within such 180 day time period; provided, however, that the Eligible Holders shall bear all expenses, fees (including Lanxide's reasonable attorney's fees) and disbursements incurred in connection with such registration. Lanxide shall not be obligated to effect any registration of its securities pursuant to this Section 7.2 within six months after the effective date of a previous registration statement prepared and filed in accordance with Sections 7.1 or 7.2. Within seven (7) business days after receiving any request contemplated by this Section 7.2, Lanxide shall give written notice to all the other Eligible Holders, advising each of them that Lanxide is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that Lanxide receives a written request to do so from such Eligible Holder within fifteen (15) days after receipt by him or it of Lanxide's notice. Provided, however, that the Eligible Holders may not make such a request or demand provided for in this Section 7.2 before January 1, 2000.

         7.3 Blue Sky Matters. In the event of a registration pursuant to the provisions of this Section 7, Lanxide shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Eligible Holder or such holders may reasonably request; provided, however, that Lanxide shall not be required to qualify to do business in any state by reason of this
Section 7.3 in which it is not otherwise required to qualify to do business.

         7.4 Period During Which Registration Statement to Remain Effective. Lanxide shall keep effective any registration or qualification contemplated by this Section 7 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be

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required to permit the Eligible Holders to complete the offer and sale of the
Registrable Securities covered thereby. Lanxide shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities; provided, however, that, if Lanxide is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, Lanxide shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

         7.5 Copies of Documents. In the event of a registration pursuant to the provisions of this Section 7, Lanxide shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the 1933 Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

         7.6 Opinion of Counsel to Lanxide. In the event of a registration pursuant to the provisions of this Section 7, Lanxide shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the general effect that (i) the registration statement has become effective under the 1933 Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the 1933 Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented.

         7.7 Terms of Underwriting Agreement. In the event of a registration pursuant to the provision of this Section 7, Lanxide shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

         7.8 Undertakings of Eligible Holders. In the event of a registration pursuant to the provisions of this Section 7:


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             (a) each Eligible Holder shall furnish to Lanxide in writing such appropriate information (relating to such Eligible Holder and the intention of such Eligible Holder as to proposed methods of sale or other disposition of their Shares) and the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith as Lanxide, any underwriter, or the SEC or any other regulatory authority may request;

             (b) the Eligible Holders shall enter into the usual and customary form of underwriting agreement agreed to by Lanxide and any underwriter with respect to any such offering, if required, and such underwriting agreement shall contain the customary rights of indemnity between Lanxide, the underwriters, and such Eligible Holders;

             (c) each Eligible Holder shall agree that he shall execute, deliver and/or file with or supply Lanxide, any underwriters, the SEC and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained in this Section 7 and/or to effect the registration or qualification of his or its Registrable Securities under the 1933 Act and/or any of the laws and regulations of any state or governmental instrumentality;

             (d) Lanxide's obligation to include any Registrable Securities in a registration statement shall be subject to the written agreement of each holder thereof to offer such securities in the same manner and on the same terms and conditions as the other securities of the same class are being offered pursuant to the registration statement, if such shares are being underwritten;

             (e) in the event that all the Registrable Securities have not been sold on or prior to the expiration of the period specified in Section 7.4 above, Lanxide may de-register by post-effective amendment any Registrable Securities covered by the registration statement, but not sold on or prior to such date. Lanxide agrees that it will notify each holder of Registrable Securities of the filing and effective date of such post-effective amendment; and

             (f) each Eligible Holder agrees that upon notification by Lanxide that the prospectus in respect to any public offering covered by the provisions hereof is in need of revision, such Eligible Holder shall immediately upon receipt of such notification (i) cease to offer or sell any securities of Lanxide which must be accompanied by such prospectus, (ii) return all such prospectuses in such Eligible Holder's hands to Lanxide, and (iii) not offer or sell any securities of Lanxide until such Holder has been provided with a current prospectus and Lanxide has given such Eligible Holder notification permitting such Eligible Holder to resume offers and sales.


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         7.9 Covenant Regarding Current Information. Lanxide agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the 1933 Act, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit holders of the Registrable Securities to sell such securities under Rule 144.

         7.10 Negative Covenant Regarding Future Registration Rights. Except for
(i) rights granted to holders of the Warrants, and (ii) rights granted by Lanxide to other security holders of Lanxide prior to the date hereof, Lanxide will not, without the written consent of the Majority Holders, grant to any persons the right to request Lanxide to register any securities of Lanxide, provided that Lanxide may grant such registration rights to other persons so long as such rights are subordinate or pari passu to the rights of the Eligible Holders.

         7.11 Definitions. Wherever the term "Warrant" is used in this Article it means and refers to the Common Stock Warrant defined in Section I hereof

         8. Series H Preferred Stock. Lanxide covenants and agrees that, within seven (7) business days following the execution and delivery of this Agreement, it will take all necessary action to fix the rights, preferences and limitations of the Series H Preferred Stock in the manner set forth on Exhibit B hereto. Lanxide shall deliver to COES a fully executed Certificate of Stock Designation for the Series H Preferred Stock promptly following the filing of such certificate.

         9. Partys' Representations and Warranties. Each of the parties hereby represents and warrants to the other party hereto as follows:

         9.1 Corporate Organization, Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         9.2 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by it and, subject to the due authorization, execution and delivery by such other party, constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, except that
(i) the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other terms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereto and the fulfillment and compliance with the terms and conditions hereof do not and will not after the giving or notice, or the lapse of time, or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to it, or (b) conflict with any of the provisions of the Certificate of Incorporation or By-Laws of it, or (c) conflict with, result in a breach of or constitute a default under any agreement or instrument to which it is a party or by which it is bound, except for any of the foregoing that, individually or in the aggregate, would not have a material adverse effect

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on the financial condition, operations or businesses of such party and its subsidiaries, taken as a whole.

         10. Indemnification. The indemnification provision set forth in Sections 12.1 through 12.3 of the Securities Purchase Agreement are incorporated herein by reference as though set forth at length and apply with equal force with respect to the Common Stock Warrant and stock purchases as a result of any exercise thereof.

         11. Miscellaneous.

         11.1 Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered, sent by overnight courier, mailed (registered or certified mail, return receipt requested), telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

         If to COES:

                Commodore Environmental Services, Inc.
                150 East 58th Street
                Suite 3410
                New York, New York 10155

                Atten: Michael D. Fullwood, Esquire
                       Senior Vice President and General Counsel
                       Chief Financial and Administrative Officer

                Telecopier No.: (212)753-0731


                Commodore Applied Technologies, Inc.
                150 East 58th Street
                Suite 3410
                New York, New York 10155

                Atten: Michael D. Fullwood, Esquire
                       Senior Vice President and General Counsel
                       Chief Financial and Administrative Officer

                Telecopier No.: (212)753-0731


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                If to the Lanxide Companies:

                       Lanxide Corporation
                       1300 Marrows Road
                       Newark, Delaware 19714-6077

                       Atten: Mr. Marc S. Newkirk, President

                       Telecopier No.: (302) 454-1714

         11.2 Entire Agreement. This Agreement (including the Exhibits and Schedules) contains the entire agreement among the parties with respect to the purchase of the Purchased Shares and related transactions and supersedes all prior arrangements or understandings, written or oral, with respect thereto.

         11.3 Amendments. Any term or condition of this Agreement may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, authorized and executed in the same manner as this Agreement by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power of privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy, or breach.

         11.4 Severability. If any provision of This Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

         11.5 Execution and Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of a counterpart shall be deemed effective upon receipt by the other party of telefaxed signature page to this Agreement, provided that such party shall nonetheless transmit its original executed signature page to the other party.

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         11.6 Exhibits and Schedules. The Exhibits and Schedules and other documents attached to or delivered herewith are hereby incorporated and made a part of this Agreement as if set forth in full herein.

         11.7 Drafting. No presumption shall operate in favor of or against any party in the construction or interpretation of this Agreement as a consequence of a party's responsibility for drafting this Agreement.

         11.8 Recitals. The recital clauses of this Agreement are incorporated herein to the body as though set forth at length.

         11.9 Attorney and Professional Fees. Each party will pay his/her own attorney or professional fees in connection with this Agreement or settlement discussions leading to this Agreement.

         11.10 Captions. The captions of Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         11.11 Controlling Law. The parties hereto agree that this Agreement shall be governed and construed by the internal, substantive laws of the State of New York (without regard to that state's choice of law rules or doctrines) and, if applicable, the substantive law (statutory, administrative or common law) of the United States (without regard to its choice of law, rules or doctrines) Sellers hereby consent to personal jurisdiction in the State of New York for the purposes of any matter of or related to this Agreement or any other agreement between the parties hereto executed and delivered on or about the date hereof, including for purposes of any amendments hereto or thereto. The parties hereto further agree that venue for any dispute arising under this Agreement or for any other agreement between the parties hereto which are executed on or about the date hereof shall be proper in the United States District Court for the Southern District of New York. The parties also expressly waive trial by jury and the right to request a transfer of venue.

         11.12 Binding Effect. This Agreement shall be binding and inure to the benefit of the named parties hereto, all of their wholly or partially-owned subsidiaries, the parties on whose behalf and for whose benefit it is made and their respective heirs, administrators, executors, successors and assigns.

         11.13 Survival. The Securities Purchase Agreement, as amended by the Amendment, shall survive and remain valid, binding and enforceable according to its terms.


                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereto executed this Agreement on the day and date first above written.

       Attest:                        LANXIDE CORPORATION


                                       By: /s/ Marc S. Newkirk
       --------------------------         --------------------------------
                                          Marc S. Newkirk, its President

                                          COMMODORE ENVIRONMENTAL SERVICES, INC.


       /s/ Michael D. Fullwood         By: /s/ Paul E. Hannesson
       --------------------------         --------------------------------
                                          Paul E. Hannesson, its President


          Signature page to Amendment to Securities Purchase Agreement